                                    Exhibit 24

               POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby

constitutes and appoints each of Cary Klafter, Michael S.

Smith, Wendy Yemington, Lulu De Guia, Teresa Remillard,

Fernando Delmendo, or either of them signing singly, and with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

(1) prepare, execute in the undersigned's name and on the

undersigned's behalf, and submit to the U.S. Securities

and Exchange Commission (the "SEC") a Form ID, including

amendments thereto, and any other documents necessary or

appropriate to obtain codes and passwords enabling the

undersigned to make electronic filings with the SEC of

reports required by Section 16(a) of the Securities

Exchange Act of 1934 or any rule or regulation of the SEC;

(2) execute for and on behalf of the undersigned, in the

undersigned's capacity as an officer and/or director of

Intel Corporation (the "Company"), Forms 3, 4, and 5 in

accordance with Section 16(a) of the Securities Exchange

Act of 1934 and the rules thereunder;

(3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to

complete and execute any such Form 3, 4, or 5, complete

and execute any amendment or amendments thereto, and

timely file such form or report with the SEC and any stock

exchange or similar authority; and

(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-

in-fact, may be of benefit to, in the best interest of, or

legally required by, the undersigned, it being understood

that the documents executed by such attorney-in-fact on

behalf of the undersigned pursuant to this Power of

Attorney shall be in such form and shall contain such

terms and conditions as such attorney-in-fact may approve

in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact

full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted,

as fully to all intents and purposes as the undersigned might or could do if personally

present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or

such attorney-in-fact's substitute or substitutes, shall

lawfully do or cause to be done by virtue of this power of

attorney and the rights and powers herein granted. The

undersigned acknowledges that the foregoing attorneys-in-fact,

in serving in such capacity at the request of the undersigned,

are not assuming, nor is the Company assuming, any of the

undersigned's responsibilities to comply with Section 16 of the

Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4,

and 5 with respect to the undersigned's holdings of and

transactions in securities issued by the Company, unless

earlier revoked by the undersigned in a signed writing

delivered to the foregoing

attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of

Attorney to be executed as of this 15th, day of May, 2007.

/s/ Arvind Sodhani

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Signature

Arvind Sodhani

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